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                                                                DRAFT 06/10/02

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

[x]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

         Check the appropriate box:
         [ ]  Preliminary Proxy Statement        [ ]  Confidential, for Use
                                                      of the Commission Only
                                                      (as permitted by Rule
                                                      14a-6(e)(2))
         [ ]     Definitive Proxy Statement
         [x]      Definitive Additional Materials
         [ ]     Soliciting Material Under Rule 14a-12

                               JCC HOLDING COMPANY
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
       [x]      No fee required.
       [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11.

       (1)      Title of each class of securities to which transaction applies:
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       (2)      Aggregate number of securities to which transaction applies:
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       (3)      Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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       (4)      Proposed maximum aggregate value of transaction:
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       (5)      Total fee paid:
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[ ]    Fee paid previously with preliminary materials.
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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(1)    Amount previously paid:
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(2)    Form, Schedule or Registration Statement No.:
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(3)    Filing Party:
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(4)    Date Filed:
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                               JCC HOLDING COMPANY

            THIRD SUPPLEMENT TO PROXY STATEMENT DATED MARCH 18, 2002

         This third supplement to the proxy statement, dated March 18, 2002, is being furnished to you in connection with the solicitation of proxies by and on behalf of the board of directors of JCC Holding Company for use at the annual meeting of stockholders currently scheduled to be held on Tuesday, June 11, 2002 at the Harrah's New Orleans Casino in The Mansion Ballroom, 4 Canal Street, New Orleans, Louisiana 70130, at 9:00 a.m. Central Time, and at any adjournment or postponement of the meeting. This third supplement should be read in conjunction with the proxy statement dated March 18, 2002, the first supplement to the proxy statement dated May 24, 2002, and the second supplement to the proxy statement dated June 7, 2002. Defined terms used in this third supplement and not otherwise specifically defined have the meaning given to them in the proxy statement dated March 18, 2002. This third supplement to the proxy statement is dated June 10, 2002, and is first being mailed on or about June 10, 2002, to our stockholders of record as of March 8, 2002.

                         POSTPONEMENT OF ANNUAL MEETING

         Our annual meeting of shareholders was scheduled to take place on April 25, 2002 at the Harrah's New Orleans Casino in New Orleans, Louisiana. We filed our related proxy statement pursuant to Regulation 14A under the Securities Exchange Act of 1934 on March 15, 2002 and first mailed the proxy statement to stockholders on or about March 18, 2002. Proxies for the meeting were solicited on behalf of the board of directors of JCC Holding Company to elect two directors for a two-year term (Proposal 1), ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2002 (Proposal 2), and transact any other business as properly comes before the annual meeting or any adjournment thereof. In the first supplement to the proxy statement, we revoked Proposal 2 due to our dismissal of Deloitte & Touche LLP and engagement of Ernst & Young LLP as our new independent public accountants.

         On or about February 25, 2002, the Company, through Ms. L. Camille Fowler, Corporate Secretary of the Company, received correspondence from Stephen
H. Brammell, Senior Vice President of Harrah's Entertainment, Inc. ("Harrah's Entertainment" or "HET") and Harrah's Operating Company, Inc. ("HOCI"), concerning director nominations for the Group I vacancies. In the correspondence, Mr. Brammell notified the Company of HET's and HOCI's intent to nominate certain persons for election as Group I directors of the Company at the annual meeting of stockholders to be held on April 25, 2002. Specifically, Mr. Brammell, on behalf of HET, wrote that HET, in reliance on Article III, Section 3.2(b)(iv) of the Company's Charter and Article III, Section 1(a)(v) of the Company's Bylaws, nominated Mr. Philip G. Satre for election as a director of the Company to fill the seat currently held by him as an HET Nominated Director until the annual meeting. Additionally, Mr. Brammell, on behalf of HOCI, wrote that HOCI, in reliance on Article III, Section 1(b) of the Bylaws, nominated Mr. Charles C. Teamer, Sr. for election as a director of the Company to fill the seat currently held by a Non-HET Nominated Director until the annual meeting. Consistent with advice of legal counsel, we did not recognize the nomination of Mr. Teamer as a proper director nomination under our Charter and Bylaws.


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         On March 15, 2002, Harrah's Entertainment and HOCI filed suit against
JCC Holding Company in the Court of Chancery of the State of Delaware seeking declaratory judgment as to the validity of Mr. Teamer's nomination. Pursuant to a Stipulation and Order, JCC Holding Company agreed to adjourn the annual meeting scheduled to take place on April 25, 2002 until May 24, 2002, and also agreed to adjourn the May 24, 2002 meeting until June 4, 2002, pending resolution of this Delaware action.

         On May 31, 2002, the Court of Chancery ruled in favor of HET and HOCI, allowing HET and HOCI to nominate two candidates to compete for the two board seats up for election at the annual meeting. Specifically, the Court of Chancery found the relevant nomination provisions in the Charter and Bylaws to be ambiguous, and that JCC Holding Company did not present clear and convincing evidence that the parties who negotiated the relevant nomination provisions intended them to impose restrictions on HET and HOCI's right to nominate two directors. Accordingly, the Court of Chancery ordered JCC Holding Company to accept the nominations of both Mr. Satre and Mr. Teamer.

         We intend to take an appeal from the ruling of the Court of Chancery and to request that the appeal be expedited. However, the outcome of the appeal cannot be predicted. In the meantime, the order of the Court of Chancery requires us to proceed with the election at the annual meeting, including Mr. Teamer's nomination.

         This third supplement to the proxy statement is being mailed to stockholders to provide shareholders with certain updated information pertinent to these matters. In addition, the Court of Chancery's order requires that the annual meeting be adjourned from June 4, 2002 until June 11, 2002. The order, however, does not change the record date of March 8, 2002 for the annual meeting. On June 5, 2002, we filed a Motion to Modify Final Order in the Court of Chancery to postpone the annual meeting scheduled for June 11, 2002 until June 25, 2002 to provide stockholders with the second supplement to the proxy statement far enough in advance of the annual meeting to permit stockholders to digest and understand the additional proxy material. The Court of Chancery scheduled a hearing for June 10, 2002 at 3:00 p.m. to consider our motion. In light of the acquisition by HOCI of a proxy to vote shares of the Company entitled to be voted by Deutsche Bank Trust Company America, formerly known as Bankers Trust, ("DBTCA") (as described in more detail below) giving HOCI a majority of all votes to be cast for director candidates at the annual meeting, making the election of the HET and HOCI nominated directors (Messrs. Satre and Sanfilippo) a certainty, we have withdrawn this motion to postpone the annual meeting beyond June 11, 2002.

                  DISQUALIFICATION OF CERTAIN CURRENT DIRECTORS

         In connection with the recent litigation in Delaware resulting in the order of the Court of Chancery described above, it has come to the Company's attention that two of the Company's current directors, including a current nominee for re-election to the board of directors, are disqualified under the Company's Charter from serving as directors. Section 3.3 of the Company's Charter provides that every director shall be a Qualified Person, and that if for any reason a director is no longer a Qualified Person, such director shall immediately be no longer eligible to serve on the Board of Directors and the term of such director shall automatically terminate and no further remuneration of any kind shall be paid to such director. Under the definition of "Qualified Person" in the Company's Charter, a person is a Qualified Person so long as, among other things,

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such person is not currently or and has not within the twelve (12) months preceding the nomination, (a) employed by or continued to receive employment compensation from, (b) serving or served as an Officer or Director of, or (c) receiving or has received some form of material compensation or remuneration, individually or through a business organization, for services provided to Manager, a competitor of Manager (or any successor Manager) or any Affiliate of Manager (or any successor Manager).

         Mr. Satre, a Group I HET-Nominated Director, has been an officer and director of the Manager since August 1993 and is currently Chairman and Chief Executive Officer of HET. Anthony Sanfilippo, a Group II HET-Nominated Director, has been an officer of the Manager since May 2001. The Company therefore believes Messrs. Satre and Sanfilippo are disqualified from continuing to serve on the Company's board of directors, and in the case of Mr. Satre, from standing for re-election as a Group I Director. The four Non-HET Directors, on behalf of the Company, delivered a letter on June 6, 2002 to Messrs. Satre and Sanfilippo advising them that their terms as directors have been automatically terminated as required by the Company's Charter and requesting that suitable replacements for their positions be nominated.

         The Company believes that as a result of Mr. Satre's inability to stand for re-election as a Group I Director, HET may designate a substitute nominee in accordance with our Charter, or HET may allow the automatic vacancy or vacancies (i.e., both Mr. Satre's and Mr. Sanfilippo's director positions) to remain open until filled by a majority of HET nominated directors then in office. Accordingly, a vote for Mr. Satre may not result in Mr. Satre being re-elected but may result in the appointment of a substitute director by a majority of HET Nominated Directors then in office.

         By letter dated June 6, 2002 received by the Company on June 7, 2002, Mr. Satre advised the Company that he and Mr. Sanfilippo disagree with the Company's position with respect to this matter. Mr. Satre advised the Company on June 7, 2002 that HET also disagrees with the Company's position with respect to this matter.

                           SCHEDULE 13D FILING BY HET

         On June 7, 2002, HET filed Amendment No. 1 (the "Amendment") to the Statement on Schedule 13D previously filed on March 6, 2002 by each of HET and HOCI. This filing may be viewed, along with other filings related to the Company on the SEC's EDGAR database, located on its website www.sec.gov.

         Among other things, the Amendment disclosed the following (full meanings of defined terms used in HET's Schedule 13D filing are set forth in the
Schedule 13D filing):

         On June 6, 2002, [HOCI] entered into the Purchase Agreement with DBTCA. The Purchase Agreement provides that DBTCA will sell and [HOCI] will purchase 1,734,068 shares of Common Stock and the DBTCA Notes. At the closing, [HOCI] will pay $18,277,076.72 for the 1,734,068 shares of Common Stock ($10.54 per share) and an amount equal to the $45,847,928 aggregate principal amount of the DBTCA Notes, plus all accrued and unpaid interest on the DBTCA Notes through and including the date of the closing of the transactions contemplated by the Purchase Agreement. It is anticipated that the transactions contemplated by

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the Purchase Agreement will close on Friday, June 7, 2002. In connection with the acquisition of the shares of Common Stock, the Purchase Agreement provides that, at the closing, [HOCI] will receive an irrevocable proxy from DBTCA appointing four representatives of [HOCI] to vote the 1,734,068 shares of Common Stock at the 2002 Annual Meeting in favor of the two directors nominated by HET and [HOCI]. Following the purchase of the shares of Common Stock and the receipt of the irrevocable proxy from DBTCA pursuant to the Purchase Agreement, [HOCI] will have the right to vote 63.0% of the outstanding shares of the Company at the 2002 Annual Meeting. [HOCI] intends to vote all of its shares of Common Stock, and all of the shares of Common Stock for which it will receive an irrevocable proxy in connection with the purchase of shares from DBTCA, for HET's and [HOCI's] two nominees to the Board of Directors of the Company. Under the Purchase Agreement, if prior to January 1, 2003, HET, [HOCI] or any of their affiliates acquires at least 95% of the Common Stock not owned by [HOCI] for a price greater than $10.54 per share, [HOCI] will pay to DBTCA an amount equal to the product of (i) (a) the highest per share purchase price so paid by [HOCI] or any of its affiliates for any shares of Common Stock less (b) $10.54 and (ii) 1,734,068.

         In addition, on May 17, 2002, [HOCI] acquired 2,000 additional shares of Common Stock in an open market transaction.

         [HOCI] engaged in the above transactions in order to acquire voting control of the Company. By acquiring voting control, the transactions ensure the election of HET's and HOCI's two nominees to the Board of Directors of the Company at the 2002 Annual Meeting thereby changing the current configuration of the Board of Directors. Upon the consummation of the transactions contemplated by the Purchase Agreement, HET and HOCI will hold 75.9% of the outstanding principal amount of the Notes and 63.0% of the outstanding shares of Common Stock.
                             ADDITIONAL INFORMATION

         If you need another copy of the proxy statement or the three amendments thereto, you may call (504) 533-6119 to request that a copy be mailed to you. In addition, you may view copies of the Company's proxy statement and supplements to the proxy statement on the SEC's EDGAR database, located on its website, www.sec.gov.




                                        By Order of the Board of Directors,

                                        /s/ L. Camille Fowler

                                        L. Camille Fowler
                                        Vice-President--Finance,
                                        Treasurer and Secretary

New Orleans, Louisiana
June 10, 2002

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